EXHIBIT 99.2
LIMELIGHT NETWORKS, INC.
EMPLOYMENT AGREEMENT
     This EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of September 22, 2008 (the “Effective Date”), by and between Limelight Networks, Inc. (the “Company”) and Michael Gordon (“Employee”). Company and Employee may be collectively referred to herein as the “Parties.”
RECITALS
A.	Employee is currently serving as the Company’s Chief Strategy Officer (“CSO”). Employee has previously signed and delivered a Confidential Information and Invention Assignment Agreement dated May 10, 2006 (the “Inventions Agreement”). The Inventions Agreement acknowledges certain rights and imposes certain obligations on the parties.

B.	Employee and the Company desire to grant certain additional rights and impose certain additional obligations upon the parties by entering into this Agreement.
AGREEMENT
     1. Duties and Scope of Employment.
          (a) Affirmation of Inventions Agreement, Position and Duties. The parties each hereby reaffirm all of the terms and covenant included in the Inventions Agreement. In the event of a conflict between the terms of the Inventions Agreement and this Agreement, the terms of this Agreement will control. As CSO, Employee reports to the Company’s Chief Executive Officer (“CEO”). Employee agrees to devote his full business efforts and time to performing the duties of CSO, which include, but are not limited to, acting as the Company’s technical and business representative in pending and threatened intellectual property related matters, working closely with the CEO to assess potential technology acquisition matters to assure alignment with the Company’s overall technology strategy, and ensuring that marketing, development and research teams support product initiatives that are aligned with the strategic objectives of the Company, and will render such additional business and professional services in the performance of Employee’s duties, consistent with Employee’s position within the Company, as will reasonably be assigned to Employee by the CEO.
          (b) Obligations. Employee, except as provided in this Agreement, will devote Employee’s full business efforts and time to the Company and will use good faith efforts to discharge Employee’s obligations under this Agreement to the best of Employee’s ability and in accordance with each of the Company’s policies and procedures, including without limitation, the Company’s code of conduct, conflict of interests policies and such other policies and procedures as the Company may adopt from time to time. Employee agrees not to actively engage in any other employment, occupation, or consulting activity for any direct or indirect remuneration without the prior approval of the CEO (which approval will not be unreasonably withheld); provided, however, that Employee may, without the approval of the CEO, serve in any capacity with any civic, educational, professional, industry or charitable organization, provided such services do not interfere with Employee’s obligations to Company.
     2. At-Will Employment. The Parties reaffirm that Employee’s employment with the Company is for an unspecified duration, and constitutes “at-will” employment. The Parties acknowledge that this employment relationship may be terminated at any time, upon written notice to the other party, with or without good cause or for any or no cause, at the option either of the Company or Employee. However, as described in this Agreement, Employee may be entitled to severance benefits depending upon the circumstances of Employee’s termination of employment.
     3. Compensation.
          (a) Base Salary. Commencing with the Effective Date, the Company will pay Employee an annual salary of $220,000 as compensation for Employee’s services (such annual salary, as is then effective, to be referred to herein as “Base Salary”). Employee’s Base Salary will be subject to annual review (subject to the provisions of Section 10(d)(iii) of this Agreement). The Base Salary will be paid periodically in accordance with the Company’s normal payroll practices and will be subject to the usual, required withholdings.
          (b) Annual Incentive. Employee will be eligible to receive annual cash incentives payable for the achievement of company or individual performance goals established or approved by the Board of Directors of the Company (the “Board”) or by the Compensation Committee of the Board (the “Committee”). During calendar year 2008, Employee’s target annual incentive (“Target Annual Incentive”) will be $110,000. The actual earned annual cash incentive, if any, payable to Employee for any performance period will depend upon the extent to which the applicable performance goal(s) specified by the Committee are achieved.
          (c) Equity Award.
               (i) Employee may from time to time be issued stock options or other equity awards under the Company’s 2007 Equity Incentive Plan (the “Plan”), or successor plan(s). Such equity awards, together with any equity awards issued to Employee by the Company prior to the Effective date whether under the Plan or any predecessor plan, are referred to in this Agreement as the Equity Awards. Except as provided in this Agreement, the Equity Awards will be subject to the Company’s standard terms and conditions for Equity Awards granted under the Plan or such predecessor or successor plan under which such Equity Award was or may be issued.
               (ii) Acceleration upon Change of Control. In the event of a Change of Control, 50% of Employee’s then outstanding unvested Equity Awards will immediately vest. In the event that the Employee’s employment is terminated without cause or resignation for Good Reason in connection with a Change of Control transaction, 100% of Employee’s then outstanding unvested Equity Awards will immediately vest. See, Section 7(b) herein.

     4. Employee Benefits.
          (a) Generally. Employee will be eligible to participate in accordance with the terms of all Company employee benefit plans, policies and arrangements that are applicable to other Employees of the Company, as such plans, policies and arrangements may exist from time to time.
          (b) Vacation. Employee will be entitled to receive paid annual vacation in accordance with Company policy for other Employees, but with vacation accrual of not less than four (4) weeks per year.
     5. Expenses. The Company will reimburse Employee for reasonable travel, entertainment and other expenses, and for professional association fees and continuing education expenses, incurred by Employee in the furtherance of the performance of Employee’s duties hereunder. All reimbursements to Employee by the Company pursuant to this Section 5 shall be in accordance with the Company’s expense reimbursement policy as in effect from time to time.
     6. Termination of Employment. In the event Employee’s employment with the Company terminates for any reason, Employee will be entitled to any (a) unpaid Base Salary accrued up to the effective date of termination; (b) unpaid, but earned and accrued annual incentive for any completed fiscal year as of his termination of employment; (c) pay for accrued but unused vacation; (d) benefits or compensation as provided under the terms of any employee benefit and compensation agreements or plans applicable to Employee; (e) unreimbursed business expenses required to be reimbursed to Employee; and (f) rights to indemnification Employee may have under the Company’s Certificate of Incorporation, Bylaws, this Agreement, and/or separate indemnification agreement, as applicable. In the event Employee’s employment with the Company terminates for any reason (other than Cause), Employee will be entitled to exercise any outstanding vested stock options for a period of three months following the later of such termination of employment or the date upon which Employee ceases to provide any other services to the Company or any of its affiliates, whether as a director, independent contractor or otherwise, but in no event later than the applicable scheduled expiration date of such award (in the absence of any termination of employment) as set forth in the award agreement. For purposes of clarity, the term “expiration date” shall be the scheduled expiration of the option agreement and not the period that Employee shall be entitled to exercise such option. In addition, if the termination is by the Company without Cause or Employee resigns for Good Reason, Employee will be entitled to the amounts and benefits specified in Section 7.
     7. Severance.
          (a) Termination Without Cause other than in Connection with a Change of Control. If Employee’s employment is terminated by the Company without Cause and such termination is not in Connection with a Change of Control, then, subject to Section 8, Employee will receive: (i) continued payment of Employee’s Base Salary (subject to applicable tax withholdings) for twelve (12) months, such amounts to be paid in accordance with the Company’s normal payroll policies; (ii) the actual earned cash incentive, if any, payable to Employee for the current year, pro-rated to the date of termination, with such pro-rated amount to be calculated by multiplying the current year’s Target Annual Incentive by a fraction with a numerator equal to the number of days inclusive between the start of the current calendar year and the date of termination and a denominator equal to

365, such amounts to be paid at the same time as similar bonus payments are made to the Company’s other Employee officers, and (iii) reimbursement for premiums paid for continued health benefits for Employee (and any eligible dependents) under the Company’s health plans until the earlier of (A) twelve (12) months, payable when such premiums are due (provided Employee validly elects to continue coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”)), or (B) the date upon which Employee and Employee’s eligible dependents become covered under similar plans. For purposes of clarity, the Committee shall determine, in good faith, the extent to which any cash incentive has been earned by Employee.
          (b) Termination Without Cause or Resignation for Good Reason in Connection with a Change of Control. If Employee’s employment is terminated by the Company without Cause or by Employee for Good Reason, and the termination is in Connection with a Change of Control, then, subject to Section 8, Employee will receive: (i) continued payment of Employee’s Base Salary for the year in which the termination occurs (subject to applicable tax withholdings), for twelve (12) months, such amounts to be paid in accordance with the Company’s normal payroll policies; (ii) payment of an amount equal to 100% of Employee’s Target Annual Incentive for the year in which termination occurs (subject to applicable tax withholding) such amount to be paid in accordance with the Company’s normal payroll procedures over the following twelve (12) months, (iii) the vesting of 100% of Employee’s then outstanding unvested equity awards, and (iv) reimbursement for premiums paid for continued health benefits for Employee (and any eligible dependents) under the Company’s health plans until the earlier of (A) twelve (12) months, payable when such premiums are due (provided Employee validly elects to continue coverage under COBRA), or (B) the date upon which Employee and Employee’s eligible dependents become covered under similar plans.
          (c) Voluntary Termination Without Good Reason or Termination for Cause. If Employee’s employment is terminated voluntarily (excluding a termination for Good Reason in connection with a change of control) or is terminated for Cause by the Company, then, except as provided in Section 7, (i) all further vesting of Employee’s outstanding equity awards will terminate immediately and such options shall be exercisable in accordance with the Company’s stock option plan; (ii) all payments of compensation by the Company to Employee hereunder will terminate immediately, and (iii) Employee will be eligible for severance benefits only in accordance with the Company’s then established plans, if any. In the event that Employee’s employment is terminated due to death or Disability, fifty percent (50%) of Employee’s then unvested Equity Awards shall vest.
     8. Conditions to Receipt of Severance/Acceleration.
          (a) Separation Agreement and Release of Claims. The receipt of any severance or other benefits pursuant to Sections 3 and 7 will be subject to Employee signing and not revoking a separation agreement and release of claims in a form reasonably acceptable to the Company and honoring all continuing covenants in this Agreement and the Inventions Agreement. No severance or other benefits pursuant to Section 7 will be paid or provided until the separation agreement and release of claims becomes effective.

          (b) Confidentiality. Employee will fully perform and honor, and hereby reaffirms, all covenants included in any other agreements between Employee and the Company, including without limitation, all covenant included in the Inventions Agreement.
          (c) Non-Competition. Employee agrees, for the duration of two (2) years (the “Time Limit”) following the date of the termination of employment with the Company (whether such termination is voluntary or involuntary, with or without cause) directly or indirectly or in any individual or representative capacity, that he will not engage, own, manage, operate, control, aid, or assist another in the operation, organization or promotion of, be employed by, participate in, advise, or engage in any manner with the ownership, management, operation, or control of any business, which has a place of business or regularly conducts business in the United States of America, and which promotes or sells products or services competitive with those of the Company; namely, content delivery network (“CDN”) services. In the event of a violation of any of the covenants contained in this Agreement, the Time Limit shall be extended by a period of time equal to that period beginning when the activities constituting the violation commenced, and ending when those activities terminated. In the event that a court of competent jurisdiction determines that the Time Limit restriction is too broad, the Parties agree to reduce such restriction to Employee’s employment with the Company and eighteen (18) months from the date of termination of any such employment. In the event that a court of competent jurisdiction determines that the 18 month Time Limit herein is too broad, the Parties agree to reduce such restriction to Employee’s employment with the Company and twelve (12) months from the date of termination of any such employment.
          (e) Non-Solicitation. Employee agrees, for the duration of the Time Limit, that he, either directly or indirectly or in any individual or representative capacity, will not request or solicit any of the Company’s customers, clients or suppliers (defined as any person or entity who has received services from the Company within the 12 month period prior to the time Employee’s employment with the Company terminates) to withdraw, curtail, cancel, or decrease the level of their business with the Company or request that they do business with any third party in competition with the Company. Employee further agrees that, for the duration of the Time Limit that he, either directly or indirectly or in any individual or representative capacity, will not request or solicit any of the Company’s prospective customers, clients or suppliers (defined as any person or entity who has been directly solicited to become a customer, client or supplier by the Company and whom Employee has knowledge of such solicitation, within the 12 month period prior to the time Employee’s employment with the Company terminates) to forgo doing business with the Company or request that such prospective customer, client or supplier do business with any third party in competition with the Company. Notwithstanding anything to the contrary herein, Employee is nonetheless obligated not to use or disclose, at any time during or after his employment, any Confidential Information (as defined in the Inventions Agreement). Employee further agrees, for the duration of the Time Limit that he, either directly or indirectly or in any individual or representative capacity, will not solicit any of the Company’s employees and/or applicants to terminate his/her employment or prospective employment with the Company or to accept employment or consulting arrangements with any third party. This restriction shall not apply to the placing of general advertisements in a widely-distributed media (such as newspapers, Internet postings, etc.) for employment directed at the public at large (as opposed to directed specifically at the Company’s employees).

          (f) Minimum and Reasonable Limitations. The Employee hereby acknowledges and agrees that the covenants and obligations made and undertaken in this Agreement are fair and reasonable for the protection of the interests of the Company, with respect to duration, geographic area and scope of activity, and do not (and shall not) prevent the Employee from earning a livelihood. The Employee hereby covenants that he shall not, directly or indirectly, initiate or participate in any action or proceeding or otherwise do or cause to be done any act or thing to cause any such covenant or obligation to be terminated, cancelled, voided, nullified, reduced in scope or effect or otherwise declared unenforceable. Moreover, Employee is aware that there may be defenses to the enforceability of the foregoing restrictive covenants, based on time, territory or scope of activity considerations, and Employee knowingly, consciously, intentionally and entirely voluntarily, irrevocably waives any and all such defenses and will not assert the same in any action or other proceeding brought by Company for the purpose of enforcing the restrictive covenants, or in any other action or proceeding involving Employee and Company.
          (g) Intellectual Property. All intellectual property rights relating to the Company’s business, the Confidential Information, and to this Agreement, including all trademarks, trade names, fictitious names, copyrights, patents, trade secrets, inventions, or other intellectual property rights, are and shall remain the property of the Company, and the Employee shall obtain no rights in any such intellectual property by virtue of this Agreement or his/her employment with the Company. Upon the termination of the Employee’s employment with the Company, or upon request, the Employee shall immediately discontinue all use of all such intellectual property rights. The Employee agrees that any intellectual property that he may develop in the course of his services provided to the Company or which relate in any manner to the Company’s business shall be and remain the property of the Company. The Employee hereby assigns and conveys all of his right, title and interest in any such trademarks, trade names, fictitious names, copyrights, patents, trade secrets, and other intellectual property rights to the Company, and agrees, upon request, to execute any formal assignments, or other documents as the Company may request to effectuate such assignment. Employee acknowledges and agrees that all works relating to any products, services, methods, know-how, procedures, formulae, processes, specifications, and anything of a similar nature which relate to Employee’s employment with the Company, whether the same are derived from the use of Confidential Information, or other confidential, proprietary, or trade secret information, or otherwise developed or conceived by Employee will be deemed works made for hire, and will remain the Company’s property. This Section 8(g) is supplemental to, and not in lieu of, Employee’s covenants and representations in the Inventions Agreement.
          (h) Non-disparagement. During the term of Employee’s Employment with Company, and for the Time Limit, Employee and the Company in its official communications will not knowingly and materially disparage, criticize, or otherwise make any derogatory statements regarding the other. The Company will instruct its officers and directors to not knowingly and materially disparage, criticize, or otherwise make any derogatory statements regarding Employee. Notwithstanding the foregoing, nothing contained in this agreement will be deemed to restrict Employee, the Company or any of the Company’s current or former officers and/or directors from providing factual information to any governmental or regulatory agency (or in any way limit the content of any such information) to the extent they are requested or required to provide such information pursuant to applicable law or regulation.

          (i) Other Requirements. Employee’s receipt of severance payments pursuant to Section 7 is consideration for Employee continuing to comply with the terms of the Inventions Agreement and the provisions of this Section 8.
          (j) No Duty to Mitigate. Employee will not be required to mitigate the amount of any severance payment contemplated by this Agreement, nor will any earnings that Employee may receive from any other source reduce any such severance payment.
     9. Excise Tax. In the event that the benefits provided for in this Agreement constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and will be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then Employee’s severance benefits payable under the terms of this Agreement will be, at Employee’s option, either (a) delivered in full, or (b) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Employee on an after-tax basis, of the greatest amount of severance benefits.
     10. Definitions.
          (a) Cause. For purposes of this Agreement, “Cause” will mean:
               (i) Acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of Employee with respect to Employee’s obligations under this Agreement or otherwise relating to the business of Company;
               (ii) Repeated or habitual neglect of Employee’s duties or responsibilities that continues after notice to Employee of such neglect, or failure or refusal to carry-out the legitimate assignments given Employee by his supervisor, CEO or the Board;
               (iii) Any act of personal dishonesty taken by Employee in connection with his responsibilities as an employee of the Company with the intention or reasonable expectation that such action may result in the substantial personal enrichment of Employee;
               (iv) Employee’s conviction of, or plea of nolo contendre to, a felony that the Board reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business;
               (v) A breach of any fiduciary duty owed to the Company by Employee that has a material detrimental effect on the Company’s reputation or business;
               (vi) Employee being found liable in any Securities and Exchange Commission or other civil or criminal securities law action or entering any cease and desist order with respect to such action (regardless of whether or not Employee admits or denies liability);
               (vii) Employee (A) obstructing or impeding; (B) endeavoring to obstruct, impede or improperly influence, or (C) failing to materially cooperate with, any investigation authorized by the Board or any governmental or self-regulatory entity (an “Investigation”). However, Employee’s failure to waive attorney-client privilege relating to communications with Employee’s own attorney in connection with an Investigation will not constitute “Cause”;
               (viii) Employee’s disqualification or bar by any governmental or self-regulatory authority from serving in the capacity contemplated by this Agreement or Employee’s loss of any governmental or self-regulatory license that is reasonably necessary for Employee to perform his responsibilities to the Company under this Agreement, if (A) the disqualification, bar or loss continues for more than thirty (30) days, and (B) during that period the Company uses its good faith efforts to cause the disqualification or bar to be lifted or the license replaced. While any disqualification, bar or loss continues during Employee’s employment, Employee will serve in the capacity contemplated by this Agreement to whatever extent legally permissible and, if Employee’s employment is not permissible, Employee will be placed on leave (which will be paid to the extent legally permissible); or
          (b) Change of Control. For purposes of this Agreement, “Change of Control” will mean the occurrence of any of the following events:
               (i) The consummation by the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;
               (ii) The approval by the stockholders of the Company, or if stockholder approval is not required, approval by the Board, of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or
               (iii) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than Goldman Sachs & Co and its related funds and entities, becoming the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities.

          (c) Disability. For purposes of this Agreement, “Disability” will mean Employee’s absence from his responsibilities with the Company on a full-time basis for 120 calendar days in any consecutive twelve (12) month period as a result of Employee’s mental or physical illness or injury coupled with a medical determination that such mental or physical illness or injury renders Employee unable to continue to perform the duties of his position with the Company.
          (d) Good Reason. For purposes of this Agreement, “Good Reason” means the occurrence of any of the following, without Employee’s express written consent:
               (i) A significant reduction of Employee’s duties, position, or responsibilities, relative to Employee’s duties, position, or responsibilities in effect immediately prior to such reduction, provided that a change of title that does not also involve a significant reduction of Employee’s duties, position, or responsibilities will not constitute “Good Reason”;
               (ii) A material reduction in the kind or level of employee benefits to which Employee is entitled immediately prior to such reduction with the result that Employee’s overall benefits package is significantly reduced. Notwithstanding the foregoing, a one-time reduction that also is applied to substantially all other Employee officers of the Company and that reduces the level of employee benefits by a percentage reduction of 10% or less will not constitute “Good Reason”;
               (iii) A reduction in Employee’s Base Salary or Target Annual Incentive as in effect immediately prior to such reduction. Notwithstanding the foregoing, a one-time reduction that also is applied to substantially all other Employee officers of the Company and which one-time reduction reduces the Base Salary or Target Annual Incentive by a percentage reduction of 10% or less in the aggregate will not constitute “Good Reason”;
               (iv) The relocation of Employee to a facility or location more than twenty-five (25) miles from the location of the Company’s Employee offices as of the Effective Date;
               (v) Any material breach by the Company of any material contractual obligation owed Employee which breach is not remedied within thirty (30) days of written notice; or
               (vi) The failure of the Company to obtain the assumption of this Agreement by a successor.
          (e) In Connection with a Change of Control. For purposes of this Agreement, a termination of Employee’s employment with the Company is “in Connection with a Change of Control” if Employee’s employment is terminated within three (3) months prior the execution of an agreement that results in a Change of Control or twelve (12) months following a Change of Control.
     11. Indemnification. Subject to applicable law, Employee will be provided indemnification to the maximum extent permitted by the Company’s Certificate of Incorporation or Bylaws.
     12. Assignment. This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Employee upon Employee’s death, and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the

Company under the terms of this Agreement for all purposes. For this purpose, “successor” means any person, firm, corporation, or other business entity which at any time, whether by purchase, merger, or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Employee to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance, or other disposition of Employee’s right to compensation or other benefits will be null and void. This Section 14 will in no way prevent Employee from transferring any vested property he owns.
     13. Notices. All notices, requests, demands and other communications called for hereunder will be in writing and will be deemed given (a) on the date of delivery if delivered personally; (b) one (1) day after being sent overnight by a well-established commercial overnight service, or (c) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:
     If to the Company:
     2220 W 14th Street
     Tempe, Arizona 85281
     Attn: Director of Human Resources
     If to Employee:
     at the last residential address known by the Company.
     14. Severability. It is the agreement and desire of the Parties that the provisions of this Agreement be enforced to the fullest extent possible. Accordingly, should any provision hereof become or be declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement will continue in full force and effect without said provision.
     15. Arbitration. The parties agree that any and all disputes arising out of the terms of this Agreement, Employee’s employment by the Company, Employee’s service as an officer or director of the Company, or Employee’s compensation and benefits, their interpretation and any of the matters herein released, will be subject to binding arbitration. In the event of a dispute, the parties (or their legal representatives) will promptly confer to select a single Arbitrator mutually acceptable to both parties. If the parties cannot agree on an Arbitrator, then the moving party may file a Demand for Arbitration with the American Arbitration Association (“AAA”) in Phoenix, Arizona, who will be selected and appointed consistent with the AAA-Employment Dispute Resolution Rules. Any arbitration will be conducted in a manner consistent with AAA National Rules for the Resolution of Employment Disputes. The Parties further agree that the prevailing party in any arbitration will be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury. This paragraph will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Employee’s obligations under this Agreement and the Confidential Information Agreement.
     16. Integration. This Agreement, together with the Inventions Agreement and the forms of equity award agreements that describe Employee’s outstanding equity awards, represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. All prior agreements, conditions, practices, customs, usages and obligations are completely superseded and revoked, insofar as any such prior agreement, condition, practice, custom, usage or obligation might have given rise to any enforceable right. No waiver, amendment, alteration, or modification of any of the provisions of this Agreement will be binding unless in a writing and signed by duly authorized representatives of the parties hereto. In entering into this Agreement, no party has relied on or made any representation, warranty, inducement, promise, or understanding that is not in this Agreement. To the extent that any provisions of this Agreement conflict with those of any other agreement to be signed upon Employee’s hire, the terms in this Agreement will prevail.
     17. Waiver of Breach. The waiver of a breach of any term or provision of this Agreement, which must be in writing, will not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.
     18. Survival. The Inventions Agreement and the Company’s and Employee’s responsibilities under Sections 7, 8, 9 and 11 will survive the termination of this Agreement.
     19. Headings. All captions and Section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.
     20. Tax Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.
     21. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Arizona without regard to conflict of law provisions.
     22. Acknowledgment. Employee acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.
     23. Code Section 409A. Notwithstanding anything to the contrary in this Agreement, if the Company reasonably determines that Section 409A of the Code will result in the imposition of additional tax related to a payment of any severance or other benefits otherwise due to Employee on or within the six (6) month period following Employee’s termination or separation from service (as defined pursuant to said Section 409A), the severance benefits will accrue during such six (6) month period and will become payable in a lump sum payment on the date six (6) months and one (1) day following the date of Employee’s termination or separation from service, as the case may be. All subsequent payments, if any, will be payable as provided in this Agreement. The Company and Employee agree to work together in good faith to consider amendments to this Agreement necessary or appropriate to avoid imposition of any additional tax or income recognition prior to actual payment to Employee under Section 409A of the Code and any temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder.
     24. Counterparts. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.
     IN WITNESS WHEREOF, each of the Parties has executed this Agreement, in the case of the Company by a duly authorized officer, as of the day and year written below.
COMPANY:
LIMELIGHT NETWORKS, INC.

/s/ Jeff Lunsford	Date: September 22, 2008

Jeff Lunsford, Chief Executive Officer

EMPLOYEE:

/s/ Michael Gordon	Date: September 18, 2008

Michael Gordon